Exhibit 10.1

Grant No.:

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED SHARE AGREEMENT
COVER SHEET
Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), grants common shares of beneficial interest, $.01 par value per share, of the Company (the “Shares”), to the Grantee named below, subject to the achievement of performance goals over a performance period and other vesting conditions set forth in the attached Performance Restricted Share Agreement. Additional terms and conditions of the grant are set forth on this cover sheet and in the attached Performance Restricted Share Agreement (together, the “Agreement”), in the Company’s 2013 Equity Incentive Plan, as amended from time to time (the “Plan”), and in any written employment or other written compensatory agreement between you and the Company or any Affiliate (if any, the “Employment Agreement”).

Grant Date:
Name of Grantee:
Target Number of Shares Covered by Grant:
Purchase Price per Share:	$
Performance Period:

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan and agree that the Plan and the Employment Agreement, as applicable, will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Name:
Title:

Attachments
This is not a share certificate or a negotiable instrument.

KITE REALTY GROUP TRUST
2013 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED SHARE AGREEMENT

Restricted Shares
This Agreement evidences an award of the number of Shares set forth on the cover sheet, at the Purchase Price set forth on the cover sheet, and subject to the terms and conditions described below (“Restricted Shares”). The purchase price for the Restricted Shares is deemed paid by your services to the Company.

Nontransferability of Unvested Restricted Shares
To the extent not yet vested, your Restricted Shares may not be sold, transferred, assigned, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment, or similar process.

Issuance and Vesting
The Company will issue your Restricted Shares in your name as of the Grant Date.
The number of Shares, if any, that are eligible to vest pursuant to the terms of this Agreement (the “Eligible Shares”) will be calculated based on the attainment, as determined by the Committee, of the performance goals described in Exhibit C to this Agreement (the “Performance Goals”) over the Performance Period set forth on the cover sheet, which number of Eligible Shares may be equal to all or a portion, including none, of the Target Number of Shares set forth on the cover sheet of this Agreement.
Promptly following the completion of the Performance Period (and no later than seventy-five (75) days following the end of the Performance Period), the Committee will review and certify in writing (i) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and (ii) the number of Eligible Shares (such date, the “Certification Date”). Such certification will be final, conclusive, and binding. If the Committee’s certification of the Performance Goals produces a fractional Eligible Share, the number of Eligible Shares shall be rounded down to the next whole integer.
Your right to the Eligible Shares will vest on the fourth (4th) anniversary of the Grant Date (the “Vesting Date”), subject to your continued Service through the Vesting Date. If, however, you are restricted from selling Shares on the Vesting Date pursuant to the Company’s policy on insider trading, your Shares that would have vested on the Vesting Date will vest on the first date that is during a window period in which Company insiders are not restricted from selling Shares, provided you then continue in Service.
Except as otherwise provided in your Employment Agreement, (i) if your Service terminates as a result of your death or Disability during the Performance Period, the Target Number of Shares set forth on the cover sheet of this Agreement shall vest on the effective date of your termination of Service and (ii) if your Service terminates as a result of your death or Disability following the end of the Performance Period but prior to the Vesting Date, the Eligible Shares (if any) shall vest on the later of (A) the effective date of your termination of Service and (B) the Certification Date.
Except as set forth above, no Restricted Shares will vest after your Service has terminated for any reason.

Forfeiture of Unvested Shares
Except as otherwise provided in your Employment Agreement, in the event that your Service terminates for any reason other than death or Disability, you will forfeit to the Company all of the Restricted Shares (including any Eligible Shares) that have not yet vested.
Effective as of the Certification Date, you will forfeit to the Company all of the Restricted Shares that do not become Eligible Shares, as determined by the Committee.

Evidence of Issuance
The issuance of the Shares upon the grant of Restricted Shares pursuant to this Agreement will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book entry, registration, or issuance of one or more share certificates, with any unvested Restricted Shares bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Shares vests, the recordation of the number of Restricted Shares attributable to you will be appropriately modified if necessary.
Each issuance of shares (whether by book entry, registration, or issuance of share certificates) will be accompanied by a duly executed Assignment Separate from Certificate in the form attached as Exhibit A to this Agreement.

Withholding Taxes
You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Shares acquired under this grant or otherwise relating to your Restricted Shares. In the event that the Company or any Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the vesting of Shares arising from this grant or otherwise relating to the Restricted Shares, the Company or any Affiliate will have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulation Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Shares to be vested in connection with this grant to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or an Affiliate, or (iv) require you to deliver to the Company Shares already owned by you to meet such obligations; provided that the Shares delivered must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Section 83(b) Election
Under Code Section 83, the difference between the purchase price paid for the Shares and their fair market value on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture of unvested Shares that is described above. You may elect to be taxed at the time the Shares are acquired, rather than when such Shares cease to be subject to such forfeiture restrictions, by filing an election under Code Section 83(b) with the Internal Revenue Service within 30 days after the Grant Date. You will have to make a tax payment to the extent the Purchase Price is less than the fair market value of the Shares on the Grant Date. No tax payment will have to be made to the extent the Purchase Price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B to this Agreement. Failure to make this filing within the 30 day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Retention Rights
This Agreement does not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in your Employment Agreement, the Company and its Affiliates reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights
You have the right to vote the Restricted Shares and, subject to this provision, to receive any dividends declared or paid on such Shares.
Any Share distributions you receive as a result of any share split, share dividend, combination of Shares, or other similar transaction will be deemed to be a part of the Restricted Shares and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on unvested Shares to be reinvested in Shares, which the Company may in its sole discretion deem to be a part of the Restricted Shares and subject to the same conditions and restrictions applicable to the Restricted Shares.
Any cash dividend with respect to the Restricted Shares (including the Eligible Shares) will be subject to the same conditions and restrictions applicable the Restricted Shares. Any such cash dividends will be accrued from the Grant Date to the date on which the Restricted Shares vest, and such cash dividends will be paid to you as soon as practicable after the date on which your Restricted Shares vest and, in any event, no later than March 15th of the calendar year after your Restricted Shares vest.
Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your share certificate is issued).

Adjustments
In the event of a split, a dividend, or a similar change in the Shares, the number of Shares covered by this grant will be adjusted pursuant to the Plan.
Your Restricted Shares will be subject to the terms of the agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity.

Legends
If and to the extent that the Shares are represented by certificates rather than book entry, all certificates representing the Shares issued in connection with this grant will, where applicable, have endorsed thereon the following legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”
To the extent the Shares are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.
This Agreement, the Plan, and your Employment Agreement constitute the entire understanding between you and the Company regarding this grant of Restricted Shares. Any prior agreements, commitments, or negotiations concerning this grant are superseded.

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.
By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who will include the Company and other persons who are designated by the Company to administer the Plan.

Code Section 409A
The grant of Restricted Shares under this Agreement is intended to be exempt from, or to comply with, Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Code Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact Scott E. Murray at (317) 577-5600 to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, _____________ sells, assigns, and transfers to Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), ____________ (__________) common shares of beneficial interest of the Company represented by Certificate No. ___ and does hereby irrevocably constitute and appoint ______________ to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated:____________, 20-----__

---------__________________________________________
Print Name

---------__________________________________________
Signature

Spouse Consent (if applicable)

___________________ (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the common shares of beneficial interest of the Company.

---------__________________________________________
Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CAUSE THE FORFEITURE OF YOUR UNVESTED SHARES AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

EXHIBIT B
ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and social security number of the undersigned:
Name:
Address:

Social Security No. :
2.    Description of property with respect to which the election is being made:
23,794 common shares of beneficial interest, par value $.01 per share, of Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”).
3.    The date on which the property was transferred is ____________ __, 20__.
4.    The taxable year to which this election relates is calendar year 20__.
5.    Nature of restrictions to which the property is subject:
The common shares of beneficial interest are subject to the provisions of a Performance Restricted Share Agreement between the undersigned and the Company. The shares are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.
7.    The amount paid by taxpayer for the property was $__________.
8.    A copy of this statement has been furnished to the Company.
Dated: _____________, 20___

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER SECTION 83(b) of the INTERNAL REVENUE CODE

The following procedures must be followed with respect to the attached form for making an election under Section 83(b) of the Internal Revenue Code in order for the election to be effective:

1.    You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Shares.

2.    At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

EXHIBIT C

PERFORMANCE GOALS The Company may in future awards develop different performance goals and ranges, based on any of the various metrics under the Kite Realty Group Trust 2013 Equity Incentive Plan.

One hundred percent (100%) of the Target Number of Shares set forth on the cover sheet of this Agreement shall be eligible to vest based on the Company’s relative TSR performance over the Performance Period as measured against the component companies constituting the Peer Group Companies, as set forth below.

	TSR Percentile for the Performance Period	Number of Eligible Shares
Threshold	30th percentile	50% of the Target Number of Shares
Target	50th percentile	100% of the Target Number of Shares

1.	If the Company’s TSR Percentile for the Performance Period is less than the Threshold TSR Percentile specified in the table above, no Shares shall be eligible to vest for the Performance Period.

2.
If the Company’s TSR Percentile for the Performance Period equals the Threshold TSR Percentile specified in the table above, then 50% of the Target Number of Shares (the “Threshold Number of Shares”) shall be eligible to vest for the Performance Period.

3.
If the Company’s TSR Percentile for the Performance Period equals or exceeds the Target TSR Percentile specified in the table above, then 100% of the Target Number of Shares shall be eligible to vest for the Performance Period.

4.
If the Company’s TSR Percentile for the Performance Period exceeds the Threshold TSR Percentile specified in the table above but is less than the Target TSR Percentile specified in the table above, then a number of Shares between the Threshold Number of Shares and the Target Number of Shares, determined by linear interpolation, shall be eligible to vest for the Performance Period.

5.	In no event shall more than the Target Number of Shares vest under this Agreement.
Definitions

The capitalized terms below shall have the following meanings for purposes of this Exhibit C. Capitalized terms that are used but not defined herein shall have the meanings provided in the Plan or in the Agreement to which this Exhibit C is attached.

(i)“Commencement Date” means the first day of the Performance Period.
(ii)“Final Per Share Value” means the Fair Market Value of one (1) Share as of the Measurement Date.
(iii)“Initial Per Share Value” means the Fair Market Value of one (1) Share as of the Commencement Date.
(iv)“Measurement Date” means the last day of the Performance Period.
(v)“Peer Group Companies” means, as of the Grant Date, the fourteen companies as listed in the chart below. In the event that a company listed as part of the Peer Group Companies experiences a merger, acquisition, spinoff, or other corporate transaction in which the company is not the surviving entity or ceases to be a company listed on a Securities Market, such company shall be eliminated from the Peer Group Companies for the entire Performance Period and shall not be treated as a constituent member of the Peer Group Companies for purposes of the calculations under this Exhibit C. In such a situation, for purposes of the calculations under this Exhibit C, the remaining companies shall constitute the Peer Group Companies.

Acadia Realty Trust
Agree Realty Corporation
Cedar Realty Trust, Inc.
Pennsylvania Real Estate Trust
Ramco-Gershenson Property Trust
Retail Opportunity Investments Corp.
Retail Properties of America, Inc.
Seritage Growth Properties
SITE Centers Corp.
Tanger Factory Outlet Centers, Inc.
Urstadt Biddle Properties Inc.
Urban Edge Properties
Weingarten Realty Investors
Washington Prime Group Inc.

(vi)“TSR” means the percentage appreciation (positive or negative) in the Fair Market Value of one (1) Share from the Commencement Date to the Measurement Date, determined by dividing (1) the sum of (A) the excess of the Final Per Share Value over the Initial Per Share Value, plus (B) the aggregate dividends (including special dividends) per Share with a record date on or after the Commencement Date and prior to or on the Measurement Date (assuming the reinvestment of dividends as calculated by a third party such as SNL Financial), by (2) the Initial Per Share Value. In the event of a change in capitalization set forth in Section 17.1 of the Plan that occurs during the Performance Period, the Committee shall make appropriate adjustments to TSR or the component measures thereunder as it determines, in its sole discretion, to be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such change in capitalization.
(vii)“TSR Percentile” means, as of the Measurement Date, the percentile ranking (as determined in accordance with standard statistical methodology) of the Company’s TSR over the Performance Period as compared to the range of total shareholder return of the component companies among the Peer Group Companies (calculated in a manner consistent with TSR calculations under this Exhibit C) over the Performance Period.